UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        April 20, 2009
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

7 Esterbrook Lane, Cherry Hill, New Jersey 08003
(Address of Principal Executive Offices, including zip code)

        (856) 424-6886
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Cost Associated with Exit or Disposal Activities.

On April 8, 2009, inTEST Corporation (the "Company") approved the closure of its Japanese operation, inTEST KK, which is part of its Manipulator and Docking Hardware product segment. The four full-time and one part-time employees were notified of this planned closure on April 24, 2009. The Company has not yet determined the final termination dates for these employees or an estimate of the one-time termination benefits and facility closure costs associated with the closure of its Japanese operation.

The Company also approved, on April 14, 2009, workforce reductions in its Singaporean operation, which is also a part of its Manipulator and Docking Hardware product segment. The Company plans to terminate eight employees and notified these employees of their planned termination on April 20, 2009. The Company has not yet determined the final termination dates for these employees, but currently expects the actions to be completed by June 30, 2009. The Company currently estimates that it will incur approximately $43,000 in total costs related to this action for one-time termination benefits. The Company expects to incur these costs during the second and third quarters of 2009.

The reduction in force noted above for the Manipulator and Docking Hardware product segment totaled 13 employees, representing 26% of the employees in this segment.

On April 27, 2009, the Company approved the transfer of its Tester Interface product segment operations, currently located in San Jose, California, to its headquarters facility located in Cherry Hill, New Jersey. In connection with the announcement of the transfer of operations, ten employees were terminated on April 30, 2009 and an additional three staff were notified on this date that they will be terminated at various future dates. The Company expects to complete the planned workforce reductions by June 30, 2009. This will represent 72% of the employees in this segment. The Company will incur approximately $101,677 in total costs related to these actions for one-time termination benefits. The Company expects to incur these costs during the second and third quarters of 2009. The Company has not yet determined the facility closure costs associated with the closure of its San Jose facility.

The Company currently expects that the completed actions in these segments and company-wide will reduce its annual operating expenses by approximately $1.5 million.

Item 5.02.    Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2009, as part of the actions taken in the Tester Interface product segment discussed in Item 2.05 above, the Company eliminated the position of Vice President and General Manager of the Tester Interface product segment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Treasurer, Secretary and Chief Financial Officer

Date:   May 6, 2009